SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 15, 2004

Income Opportunity Realty Investors, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-14784	75-2615944

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 300, Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	214-750-5800

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

     Effective July 22, 2004, the Audit Committee of the Board of Directors of Income Opportunity Realty Investors, Inc. (“IOT” or the “Registrant”) re-engaged the Plano, Texas firm of Swalm & Associates, P.C. as the independent accountant to audit IOT’s financial statements for the fiscal year ending December 31, 2004 and any interim periods. Swalm & Associates, P.C. registration with the Public Company Accounting Oversight Board (“PCAOB”) was approved and is contained in the July 19, 2004 list of registered firms.

     The re-engagement effective July 22, 2004 of Swalm & Associates, P.C. as the independent accountant for IOT again necessarily results in the termination or dismissal of Farmer, Fuqua & Huff, P.C. as the independent accountant for IOT which had been re-engaged on June 17, 2004, and had served as independent accountants from July 1, 2003 to June 1, 2004. Swalm & Associates, P.C. was originally engaged on June 1, 2004; however, Swalm & Associates, P.C. was unable to perform any work for IOT as its registration with the PCAOB had not yet been approved. By virtue of that circumstance, the Audit Committee of the Board of Directors determined to re-engage Farmer, Fuqua & Huff, P.C. effective June 17, 2004 until such time as Swalm & Associates, P.C. could become registered. Now that such registration has occurred, the Audit Committee determined to re-engage Swalm & Associates, P.C. The decision to again change accountants was approved by the Audit Committee of the Board of Directors of IOT consisting of Messrs. David E. Allard, Robert A. Jakuszewski and Peter L. Larsen.

     During the Registrant’s two most recent fiscal years ended December 31, 2003, and the interim period through May 31, 2004, and the interim period from June 17, 2004 through July 22, 2004, there were no disagreements between the Registrant and Farmer, Fuqua & Huff, P.C., or prior thereto with BDO Seidman, LLP concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Farmer, Fuqua & Huff, P.C.’s (or BDO Seidman, LLP’s) satisfaction, would have caused either of them to make a reference to the subject matter of the disagreements in connection with their reports; there were not reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

     Farmer, Fuqua & Huff, P.C.’s report dated March 12, 2004 on IOT’s financial statements for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

     IOT provided Farmer, Fuqua & Huff, P.C. with a copy of the foregoing disclosures and requested from Farmer, Fuqua & Huff, P.C. a letter addressed to the Commission stating whether Farmer, Fuqua & Huff, P.C. agrees with the statements made by IOT in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. Farmer, Fuqua & Huff, P.C.’s letter is attached as an exhibit to this Current Report as Exhibit 16.3.

Item 5. Other Events and Regulation FD Disclosure

     Effective July 15, 2004, Ken L. Joines, a director of IOT since July 2003, was elected Executive Vice President and Chief Financial Officer of the Company.

Item 7. Financial Statements and Exhibits

     (c) Exhibits. The following documents are filed as exhibits to this report:

Exhibit
Designation	Description of Exhibit
16.3	Letter dated July 22, 2004 addressed to the Securities and Exchange Commission from Farmer, Fuqua & Huff, P.C.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: July 22, 2004	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Ken L. Joines Ken L. Joines, Executive Vice President and Chief Financial Officer